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                                                                      EXHIBIT 16
                       RICHARD A. EISNER & COMPANY, LLP



                                October 2, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

                                             Re:  Pharmaceutical Resources, Inc.

Ladies and Gentlemen:

          We have read a copy of the Form 8-K dated September 8, 1995, filed by the above named Registrant. We are in agreement with the references to us in
Item 4(a) thereof.

                                Very truly yours,



                                /s/Richard A. Eisner
                                       & Company, LLP







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